Exhibit 31.4

CERTIFICATION

I, Frank Karbe, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-Q/A of Myovant Sciences Ltd..; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 17, 2018	/s/ Frank Karbe
Frank Karbe
Principal Financial and Accounting Officer